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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CyLogix, Inc. 1998 Long-Term Incentive Plan of our report dated February 11, 2002, except for Note O, as to which the date is March 15, 2002, with respect to the consolidated financial statements of Keane, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commision.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 4, 2002